SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               December 13, 1996

                           ELECTROPHARMACOLOGY, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                 0-25828              95-4315412
          State of              Commission File        IRS Employer
        Incorporation              Number            Identification No.

                         2301 NW 33rd Court, Suite 102
                            Pompano Beach, Fl 33069
                                 (954) 975-9818
                     Address of principal executive offices


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Item 4.   CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANTS.

     On November 14, the Registrant's executive officers dismissed BDO Seidman, LLP as its auditors. On December 6, 1996, the Registrant's engagement of Ernst & Young LLP ("Ernst") as the new auditing firm for the Registrant was formalized. This change in the Registrant's certifying accountants was undertaken given Ernst's breadth of experience in healthcare industries.

     The decision to change accountants was unanimously approved by the Registrant's Board of Directors on December 13, 1996.

     During the Registrant's two most recent fiscal years, and during the interim period subsequent to December 31, 1995, there have been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

     The accountant's report of BDO Seidman, LLP on the financial statements of Electropharmacology, Inc., as of and for the year ended December 31, 1994 was modified to raise substantial doubt about the Company's ability to continue as a going concern. The accountant's report was changed to an unqualified opinion in connection with the issuance of the December 31, 1995 financial statements.

     The Registrant has requested BDO Seidman, LLP to furnish it with a letter addressed to the SEC stating whether BDO Seidman, LLP agrees with the above statement. A copy of BDO Seidman's LLP letter to the SEC will be filed as
Exhibit 16.1 to the Form 8-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.


         Exhibit 16.1 Letter from BDO Seidman, LLP.








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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of this 19th day of December, 1996


                                                    ELECTROPHARMACOLOGY, INC.

                                                    By: /s/ Mr. Joseph Mooibroek
                                                       -------------------------
                                                       Chief Executive Officer